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                                                                      EXHIBIT 21
                                                                      ----------

                 SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY
                 ---------------------------------------------

                                                       State or      Percentage
                                                     Jurisdiction    of Voting
                                                          of         Securities
Name of Subsidiary                                   Incorporation     Owned
------------------                                   -------------   ----------

Alchem, Inc.                                         Massachusetts     100%(1)
Bauer & Black, Inc.                                  Delaware          100%
BBL Realty, Inc.                                     Maryland          100%(1)
B D Finance B.V.                                     Netherlands       100%(1)
B D Polska, Ltd.                                     Poland            100%
B-D (Cambridge, U.K.) Ltd.                           United Kingdom    100%(1)
B-D U.K. Holdings Limited                            United Kingdom    100%(1)
Becton Dickinson AcuteCare Holdings, Inc.            Delaware          100%
Becton Dickinson AcuteCare, Inc.                     Massachusetts     100%(1)
Becton, Dickinson A.G.                               Switzerland       100%(1)
Becton, Dickinson Aktiebolag                         Sweden            100%(1)
Becton Dickinson Asia Limited                        Singapore         100%(1)
Becton Dickinson (Braunschweig) GmbH                 Germany           100%(1)
Becton, Dickinson and Company, Ltd.                  Ireland           100%
Becton Dickinson Benelux N.V.                        Belgium           100%(1)
Becton, Dickinson B.V.                               Netherlands       100%
Becton Dickinson Canada Inc.                         Canada            100%(1)
Becton Dickinson de Columbia Ltda.                   Columbia          100%(1)
Becton, Dickinson de Mexico, S.A. de C.V.            Mexico            100%(1)
Becton Dickinson Diagnostics Inc.                    Delaware          100%
Becton Dickinson Distribution Center N.V.            Belgium           100%
Becton Dickinson Enterprises Incorporated            New Jersey        100%(1)
Becton Dickinson LOS                                 Turkey            100%(1)
Becton, Dickinson - France, S.A.                     France            100%
Becton Dickinson GESBMSH                             Austria           100%(1)
Becton, Dickinson GmbH                               Germany           100%(1)
Becton Dickinson Hellas S.A.                         Greece            100%
Becton Dickinson Image Cytometry B.V.                Netherlands       100%(1)
Becton, Dickinson Industrias Cirurgicas Ltda.        Brazil            100%(1)
Becton Dickinson Insulin Syringe, Ltd.               British W. Indies 100%(1)
Becton Dickinson India Pvt. Ltd.                     India             100%(1)
Becton, Dickinson - Italia S.p.A.                    Italy             100%(1)
Becton Dickinson Korea, Inc.                         Korea             100%(1)
Becton Dickinson Medical Products PTE LTD            Singapore         100%(1)
Becton Dickinson Monoclonal Center, Inc.             Delaware          100%(1)


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                                                       State or      Percentage
                                                     Jurisdiction    of Voting
                                                          of         Securities
Name of Subsidiary                                   Incorporation     Owned
------------------                                   -------------   ----------

Becton Dickinson Overseas Services Ltd.              Nevada            100%
Becton Dickinson O.Y.                                Finland           100%
Becton Dickinson Pen Limited                         Ireland           100%
Becton Dickinson Penel Limited                       British W. Indies 100%(1)
Becton Dickinson Philippines, Inc.                   Philippines       100%(1)
Becton Dickinson Pty. Ltd.                           Australia         100%
Becton Dickinson Research Corporation                Nevada            100%
Becton Dickinson (Roysten) Ltd.                      United Kingdom    100%(1)
Becton Dickinson, S.A.                               Spain             100%(1)
Becton Dickinson Sdn. Bhd.                           Malaysia          100%(1)
Becton Dickinson (Thailand) Limited                  Thailand          100%(1)
Becton, Dickinson U.K. Limited                       United Kingdom    100%(1)
Becton Dickinson Vacular Access Inc.                 Delaware          100%
Becton Dickinson Vascular Access, S.A. de C.V.       Mexico            100%(1)
Becton Dickinson Venezuela, C.A.                     Venezuela         100%(1)
Becton Dickinson Worldwide, Inc.                     Delaware          100%
Bedins Ltd.                                          Bermuda           100%(1)
Belvedere, Inc.                                      New Hampshire     100%(1)
Benex Ltd.                                           Ireland           100%
BMS Realty, Inc.                                     Maryland          100%(1)
Cascade Medical Leasing, Inc.                        Oregon            100%(1)
Cell Analysis Systems, Inc.                          Illinois          100%
Collaborative Biomedical Products, Inc.              Delaware          100%
DWS, Inc.                                            Oregon            100%
JLI Leasing, Inc.                                    Maryland          100%
Johnston Ferguson Vestal, Inc.                       Maryland          100%(1)
Johnston Laboratories, Inc.                          Maryland          100%
MICROPETTE, Inc.                                     Delaware          100%
Nippon Becton Dickinson Company, Ltd.                Japan             100%(1)
Phase Medical, Inc.                                  California        100%(1)
Promedicor de Mexico, S.A. de C.V.                   Mexico            100%(1)
Rudolph Beaver FSC, Inc.                             Virgin Islands    100%(1)
228 Coshocton, Inc.                                  Nevada            100%(1)

(1) Owned 100% by a subsidiary of Becton, Dickinson and Company.


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